Exhibit 99.2

Silicon Laboratories Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 30, 2006

(in thousands, except per share data)

	Historical	Disposition Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$68,188	$270,750	(A)	$338,938
Short-term investments	318,104	—		318,104
Accounts receivable, net	49,701	—		49,701
Inventories	40,282	(18,266	)(B)	22,016
Deferred income taxes	13,330	(1,212	)(B)	12,118
Prepaid expenses and other	14,102	14,250	(C)
		(1,159	)(B)	27,193
Total current assets	503,707	264,363		768,070
Property, equipment and software, net	43,321	(9,251	)(B)	34,070
Goodwill	78,224	(12,544	)(B)	65,680
Other intangible assets, net	21,970	(1,699	)(B)	20,271
Other assets, net	39,773	(16,026	)(B)	23,747
Total assets	$686,995	$224,843		$911,838

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$36,396	$3,675	(D)	$40,071
Accrued expenses	27,929	(4,878	)(B)
		700	(E)	23,751
Deferred income on shipments to distributors	22,234	—		22,234
Income taxes	15,063	66,661	(F)	81,724
Total current liabilities	101,622	66,158		167,780
Long-term obligations and other liabilities	16,691	(1,050	)(B)	15,641
Total liabilities	118,313	65,108		183,421

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$0.0001 par value	—	—		—
Common stock—$0.0001 par value	5	—		5
Additional paid-in capital	373,655	5,512	(E)	379,167
Retained earnings	195,022	154,223	(G)	349,245
Total stockholders’ equity	568,682	159,735		728,417
Total liabilities and stockholders’ equity	$686,995	$224,843		$911,838

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Silicon Laboratories Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 30, 2006

(in thousands, except per share data)

	Historical	Disposition Adjustments (H)	Pro Forma
Revenues	$464,597	$(176,441)	$288,156	(I)
Cost of revenues	208,217	(107,539)	100,678
Gross profit	256,380	(68,902)	187,478
Operating expenses:
Research and development	121,707	(31,903)	89,804
Selling, general and administrative	102,358	(13,336)	89,022
In-process research and development	3,200	(600)	2,600
Operating expenses	227,265	(45,839)	181,426
Operating income	29,115	(23,063)	6,052
Other income (expense):
Interest income	13,745	—	13,745
Interest expense	(872)	—	(872)
Other income (expense), net	744	—	744
Income before income taxes	42,732	(23,063)	19,669
Provision for income taxes	11,574	(7,248)	4,326
Net income	$31,158	$(15,815)	$15,343
Net income per share:
Basic	$0.56		$0.28
Diluted	$0.54		$0.27
Weighted-average common shares outstanding:
Basic	55,346		55,346
Diluted	57,201		57,201

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Silicon Laboratories Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2005

(in thousands, except per share data)

	Historical	Disposition Adjustments (H)	Pro Forma
Revenues	$425,689	$(187,102)	$238,587
Cost of revenues	193,904	(113,954)	79,950
Gross profit	231,785	(73,148)	158,637
Operating expenses:
Research and development	101,222	(24,845)	76,377
Selling, general and administrative	72,553	(9,238)	63,315
Operating expenses	173,775	(34,083)	139,692
Operating income	58,010	(39,065)	18,945
Other income (expense):
Interest income	8,285	—	8,285
Interest expense	(322)	—	(322)
Other income (expense), net	(332)	—	(332)
Income before income taxes	65,641	(39,065)	26,576
Provision for income taxes	18,135	(9,259)	8,876
Net income	$47,506	$(29,806)	$17,700
Net income per share:
Basic	$0.89		$0.33
Diluted	$0.86		$0.32
Weighted-average common shares outstanding:
Basic	53,399		53,399
Diluted	55,485		55,485

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Silicon Laboratories Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended January 1, 2005

(in thousands, except per share data)

	Historical	Disposition Adjustments (H)	Pro Forma
Revenues	$456,225	$(220,258)	$235,967
Cost of revenues	206,320	(120,974)	85,346
Gross profit	249,905	(99,284)	150,621
Operating expenses:
Research and development	78,056	(21,258)	56,798
Selling, general and administrative	65,164	(11,576)	53,588
Operating expenses	143,220	(32,834)	110,386
Operating income	106,685	(66,450)	40,235
Other income (expense):
Interest income	3,054	—	3,054
Interest expense	(311)	—	(311)
Other income (expense), net	2,148	—	2,148
Income before income taxes	111,576	(66,450)	45,126
Provision for income taxes	34,883	(21,736)	13,147
Net income	$76,693	$(44,714)	$31,979
Net income per share:
Basic	$1.49		$0.62
Diluted	$1.39		$0.58
Weighted-average common shares outstanding:
Basic	51,471		51,471
Diluted	54,983		54,983

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Silicon Laboratories Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Basis of Presentation

As disclosed in Item 2.01 of this Form 8-K, Silicon Laboratories Inc. (the “Company”) completed the sale of its Aero transceiver, AeroFONE single-chip phone and power amplifier product lines to NXP, on March 23, 2007 (the “Sale”). The unaudited pro forma condensed consolidated financial statements included herein have been prepared based on the Company’s historical consolidated balance sheet as of December 30, 2006 and consolidated statements of income for the fiscal years ended December 30, 2006, December 31, 2005 and January 1, 2005, after giving effect to the disposition of the net assets and operations related to the sold product lines.  This disposition will be accounted for as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

The pro forma condensed consolidated balance sheet gives effect to the Sale as if it had occurred on December 30, 2006.  The pro forma balance sheet also reflects the effects of nonrecurring items attributed directly to the Sale, including the gain on sale, net of taxes, and direct transaction costs, including stock compensation charges, as though the Sale occurred on December 30, 2006.   The pro forma gain as of December 30, 2006 is expected to differ from the actual gain that ultimately will be recognized as of the closing date of March 23, 2007.

The pro forma condensed consolidated statements of income give effect to the Sale as if it had occurred on January 4, 2004.  The disposition adjustments reflect the elimination of revenues and direct costs of the discontinued operations.  The pro forma statements of income do not include adjustments for nonrecurring items attributed directly to the Sale.  Such items will be recorded in our quarter ended March 31, 2007.

This pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of the operating results and financial position that might have been achieved had the Sale occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.  The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the three fiscal years in the period ended December 30, 2006, included in the Company’s Form 10-K filed with the Securities and Exchange Commission (SEC) on February 7, 2007.

2. Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

(A)      Cash proceeds received from the Sale, excluding $14.3 million of funds held in escrow which are included under “Prepaid expenses and other.”

(B)        Removal of balances related to assets and liabilities that will be transferred in the Sale.

(C)        Includes $14.3 million of funds held in escrow subject to potential indemnification claims in accordance with the Purchase Agreement.

(D)       Accrual of estimated direct transaction costs, other than stock compensation charges.

(E)         Accrual of $5.5 million of additional paid-in capital and $0.7 million of payroll taxes for stock compensation charges resulting from modifications of share-based awards held by certain Company employees who were hired by NXP in connection with the Sale.

(F)         Represents the estimated tax effect of the pro forma adjustments, including the estimated gain on sale, estimated direct transaction costs and stock compensation charges.

(G)        Adjustment for the pro forma gain on sale, net of tax, as though the sale closed on December 30, 2006.

(H)       Removal of historical revenues and costs associated with the sold product lines. Unaudited condensed operating results related to the sold product lines for the three fiscal years in the period ended December 30, 2006 are as follows (in thousands):

	Year Ended
	December 30, 2006	December 31, 2005	January 1, 2005
Revenues	$176,441	$187,102	$220,258
Gross profit	68,902	73,148	99,284
Operating income	23,063	39,065	66,450
Net income	$15,815	$29,806	$44,714

(I)            The following are the Company’s fiscal 2006 pro forma revenues (excluding the sold product lines) by quarter (in thousands):

Quarter	Pro Forma Revenue
First	$66,652
Second	73,936
Third	72,956
Fourth	74,612
Total	$288,156